UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36332	20-1968197
(Commission File No.)	(IRS Employer Identification No.)

15 New England Executive Park

Burlington, MA 01803

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 270-0630

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Aldeyra Therapeutics, Inc. (the “Company” or “Aldeyra”) today announced that new data supporting its lead product candidate, NS2 will be presented as an abstract poster at the Society for Investigative Dermatology 2014 Annual Meeting, being held May 7, 2014 through May 10, 2014, in Albuquerque, New Mexico (the “SID Annual Meeting”). The abstract will be presented at the Poster Session 1 on Thursday, May 8, 2014 from 10:00 a.m. to 12:00 p.m. Mountain Time in the NE Exhibit Hall of the Albuquerque Convention Center. In addition, the abstract was selected for discussion at the invitation-only Academic/Industry Session that follows the Academic-Industry Partnership Project during the Satellite Symposium being held on Thursday, May 8, 2014 from 12:00 p.m. to 2:00 p.m. Mountain Time. The poster that will be used for such presentations is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Aldeyra issued a press release on May 8, 2014 announcing the Company’s participation at the SID Annual Meeting, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Various statements to be made during the presentation, including statements in the poster furnished as Exhibit 99.1 to this Form 8-K, are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval of Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue; the sufficiency of Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” section of Aldeyra’s final prospectus filed under Rule 424(b)(4) with the Securities and Exchange Commission in connection with Aldeyra’s initial public offering. No forward-looking statements can be guaranteed and actual results may differ materially from such statements.

All written and verbal forward-looking statements attributable to Aldeyra or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Aldeyra cautions investors not to rely too heavily on the forward-looking statements Aldeyra makes or that are made on its behalf. The information conveyed during the presentation and on the poster attached as Exhibit 99.1 to this Form 8-K will be provided only as of the date of the SID Annual Meeting, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements contained in such poster or presentation from and after the date of the SID Annual Meeting whether as a result of new information, future events or otherwise.

The information in Item 7.01 of this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Presentation poster

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
Name: Todd C. Brady, M.D., Ph.D.
Title: President and Chief Executive Officer

Dated: May 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation poster

99.2	Press Release